Exhibit (o)(12) under Form N-1A
Exhibit 24 under Item 601/Reg. S-K

POWER OF ATTORNEY

The individual whose signature appears below hereby constitutes and appoints the Secretary of THE HUNTINGTON FUNDS, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, upon prior approval, any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and, upon prior approval, to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to sign and perform, upon prior approval, each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

SIGNATURE	TITLE	DATE

/s/ Alistair Jessiman	Trustee	February 15, 2010
Alistair Jessiman